CANARY SUI ETF S-1/A

Exhibit 10.3.2

Staking - Additional Terms

Updated June 25, 2025

1.	Staking Service Fee is the validator on chain rate for applicable coins except that, for non-standard billing coins or in cases of Non-standard Flow, the Staking Service fee is 10%. The Staking Service Fee does not include additional hardware fees that may be charged by the Staking Provider.

2.	ADA Staking (Cardano)
a.	Transfer of Net Rewards: Standard
b.	Cardano (ADA) is a native liquid staking token where once Client stakes, the entire balance is staked but liquid. Rewards are calculated by snapshotting the wallet balance and accrued 2 eras (~10 days) later and claimed via an unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	There is no unstaking. Clients can withdraw as normal out of a staking wallet to any ADA wallet.

3.	ATOM Staking and ATOM side chains (Cosmos)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards are automatically claimed after a Client initiates a staking or unstaking transaction. This reward is claimed within 1 day. Any unstaking amount will take the full unbonding amount (see below).
c.	Unstaking will take ~21 days to unstake the principle.
d.	Following chains are included as ATOM side chains that follow the above:
i.	Celestia (TIA)
ii.	Provenance (HASH)
iii.	Injective (INJECTIVE)
iv.	Osmosis (OSMO)
v.	Agoric (BLD)
vi.	Coreum (COREUM)
vii.	Sei (SEI)
viii.	Zetachain (ZETA)
ix.	Babylon (BABY)

4.	AVAX Staking (Avalanche)
a.	Transfer of Net Rewards: Non-standard
b.	To stake on AVAX, Clients must export funds from an AVAX-C wallet into an AVAX-P wallet. Clients must input a staking duration and amount to stake (minimum 2000 AVAX and minimum 14 days)
c.	Staking rewards will be deposited to the AVAX-P address as an on-chain transaction. Rewards will be received automatically at the end of the staking duration.
d.	Staked funds are released automatically at the end of the staking duration. Use extreme caution when inputting duration periods as staking duration cannot be changed once staking transaction is signed.

5.	BERA Staking (Berachain)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the validator operator address which will be distributed to a BitGo master wallet to distribute back to clients minus fees.
c.	Unstaking withdraws all funds of a native BERA validator to a BitGo master wallet that will be distributed back to the client. Currently this is gated at the protocol level that will shortly come online.

6.	BERA Staking (liquid Berachain)
a.	Transfer of Net Rewards: Non-standard
b.	Infrared Liquid staking mints an iBERA token for every BERA staked. Staking rewards will be deposited to the staking smart contract and reflected in the value of a IBERA token.
c.	Currently unstaking/withdrawals of principal staked funds is gated at the protocol level that will shortly come online.

7.	BTC Staking (Bitcoin)
a.	Transfer of Net Rewards: Standard
b.	BTC staking through the COREDAO protocol where rewards are accrued in COREDAO native tokens and will be deposited to the staking smart contract that can be claimed via a claim rewards transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet. Rewards are deposited into the Client selected COREDAO address.
c.	BTC staking through the Babylon protocol where rewards are accrued in BABY native tokens and will be deposited to the staking smart contract that can be claimed via a claim rewards transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet. Rewards are deposited into the Client selected BABY address.
d.	Staking for Babylon BTC is done through a custodial single sig due to protocol limitation. Development is in progress to convert to multi-sig 2of3
e.	BTC Unstaking through Babylon will withdraw to a BitGo trust controlled address(es) that will be distributed back to the original wallet due to security concerns around the Babylon protocol.
f.	Unstaking is instant after the transaction has been confirmed.

8.	COREDAO Staking (Core chain)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the staking smart contract that can be claimed via a claim rewards transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	Unstaking is instant after the transaction has been confirmed.

9.	CSPR Staking (Casper)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the CSPR staking smart contract that can be claimed via an unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	Unstaking will take 1 era (~14 hours) to fully unstake and claim staked funds.

10.	DOT Staking (Polkadot)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the staking address as an on-chain transaction that will be initiated by BitGo's validator service partners. Such transactions will generally occur on a daily cadence..
c.	Unstaking will take 28 eras (1 DOT era is ~1 day) to fully unstake and claim rewards.

11.	EIGEN Staking (Eigenlayer)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the staking smart contract that can be claimed via a claim rewards transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet. Rewards are dictated by the operator and differ between operators.
c.	Unstaking will take min 7 days to unbond and withdraw.

12.	ETH2 Staking (Ethereum)
a.	Transfer of Net Rewards: Non-Standard
b.	A validator can only be activated when total deposits for the validator pubkey meet or exceed the minimum required balance, as specified in the Ethereum 2.0 Deposit Contract ("Beacon Chain"). This minimum amount is currently 32 Ether (ETH). No deposits under 32 ETH shall be permitted.
c.	Once 32 ETH are deposited, the validator will enter an activation queue that is dynamic. Clients can look on the beacon chain or any explorer to see the real time duration ( https://beaconcha.in/).
d.	With the implementation of the Pectra upgrade (EIP-7251), the maximum effective balance per validator has been increased to 2,048 ETH. Clients may now stake up to 2,048 ETH per validator and are eligible to earn rewards on the entire staked amount. Deposits in excess of 32 ETH are permitted; however, deposits below 32 ETH are not accepted.
e.	Once a validator is activated, total deposits and accrued Rewards will be locked on the Beacon Chain. To withdraw, Clients must initiate an exit request where validator partners will be notified to sign and broadcast an exit transaction.
f.	Subject to the limits of liability set out in section 4 of the Online Staking & Delegation Services Addendum, if, for any given calendar day (as measured from 00:00 EST to 23:59 EST), Delegator's Reward for any validator is negative due to downtime penalties and/or Slashing Penalties, Delegator will receive a payment from BitGo (or affiliate) equivalent to the negative amount up to a maximum of 0.5 Ethereum 2.0 (ETH) per affected validator per calendar year.

13.	MATIC/POL Staking (Polygon)
a.	Transfer of Net Rewards: Hybrid
i.	BitGo and its Staking Providers will collect 8% on chain and invoice for remaining percentages from client (unless negotiated otherwise)
b.	Staking rewards will be deposited to the MATIC staking smart contract that can be claimed via either staking or unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	Unstaking will take 80 checkpoints (1 checkpoint is 1 hour) to fully unstake and claim staked funds.

14.	Marinade Staking
a.	Transfer of Net Rewards: Standard
b.	Staking reward commissions are included in the Marinade protocol validator auction house. Rewards will be paid out in native SOL.

15.	NEAR Staking (Near)
a.	Transfer of Net Rewards: Standard
i.	Staking rewards will be deposited to the NEAR staking smart contract that can be claimed via an unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
ii.	Unstaking will take 4 epochs (1 NEAR epoch is ~12 hours) to fully unstake and claim staked funds.

16.	SOL Staking (Solana)
a.	Transfer of Net Rewards: Standard
i.	Staking rewards will be deposited to the SOL staking account that can be claimed via an unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
ii.	Unstaking will take 1 epoch (1 SOL epoch is ~2 days) to fully unstake and claim staked funds.

17.	STX Stacking (Stacks)
a.	STX stacking is rewarded in BTC (Bitcoin) and service fees will be applied to BTC rewards.
b.	Self-stacking will require Clients to hit the dynamic minimum that is subject to change based on network demands.
c.	Users will need to revoke in order to release funds as STX is using indefinite cycles.

18.	SUI Staking (Sui)
a.	Transfer of Net Rewards: Standard
b.	To claim rewards, clients must unstake in order to release rewards. Rewards are claimed proportionally to how much asset was unstaked in relation to total staked.
c.	Unstaking will take 1 epoch (1 SUI epoch is ~1 day) to fully unstake and claim staked funds.

19.	TAO Staking (Bittensor)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the staking address as an on-chain transaction that will be initiated by BitGo's validator service partners. Such transactions will generally occur on a daily cadence.
c.	Unstaking is instant after the transaction has been confirmed.
d.	Only 1 stake and unstake is allowed every 360 blocks (~72 minutes).

20.	ΤΟΝ Multi-nominator Staking (Tonchain)
a.	Transfer of Net Rewards: Standard
b.	Staking rewards will be deposited to the multi-nominator pool that can be claimed via a unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	Unstaking takes 1 validation round (~18 hours) for funds to return

21.	TON Single-nominator Staking (Tonchain)
a.	Transfer of Net Rewards: Non-standard
b.	Staking rewards will be deposited to the multi-nominator pool that can be claimed via a unstaking transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	Clients will need to reach out to BitGo support in order to provision a validator as single nominator validators require a hard coded TON address to return staked funds.
d.	Unstaking takes 7 days for funds to return

22.	WAL Staking (Walrus)
a.	Transfer of Net Rewards: Standard
b.	To claim rewards, clients must unstake in order to release rewards. Rewards are claimed proportionally to how much asset was unstaked in relation to total staked.
c.	Unstaking will take 28 days to fully unstake and claim staked funds.

23.	WCT Staking (Wallect Connect)
a.	Transfer of Net Rewards: Non-Standard
b.	Staking rewards will be deposited to the staking smart contract that can be claimed via a claim reward transaction initiated by Client and signed by Custodian if assets are held with Custodian or signed by Client if assets are held in a BitGo non-custodial wallet.
c.	Unstaking is instant after the transaction has been confirmed. Client must stake a minimum 1 week duration starting from Sunday UTC 00:00